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                                                                   EXHIBIT 10.23

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     This Second Amendment to Credit Agreement (this "Second Amendment") is executed as of the 9th day of April, 2001 (the "Effective Date"), by and among HWG LLC, a Delaware limited liability company ("Borrower"), The Hallwood Group Incorporated, a Delaware corporation ("Parent"), First Bank & Trust, successor-in-interest to First Bank Texas, N.A., as Administrative Agent ("Administrative Agent") and the financial institutions parties hereto as Lenders (individually a "Lender" and collectively "Lenders").

                                   WITNESSETH:

     WHEREAS, Borrower, Parent, Administrative Agent and Lenders are parties to that certain Credit Agreement dated as of December 21, 1999, as amended by that certain First Amendment to Credit Agreement dated as of September 11, 2000 (as amended, the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, pursuant to the Credit Agreement, Lenders have made the Term Loan to Borrower; and

     WHEREAS, Borrower and Parent have requested that Lenders amend certain terms of the Credit Agreement in certain respects; and

     WHEREAS, subject to the terms and conditions herein contained, Lenders have agreed to Borrower's and Parent's request.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Parent, Administrative Agent and each Lender hereby agree as follow:

     Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the terms and conditions contained herein, including, without limitation, the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended, effective as of the Effective Date, in the manner provided in this Section 1.

     1.1 Amendment to Definitions. The definitions of "Administrative Agent," "Debt Service Coverage Ratio," "EBITDA," "Financing Documents," "First Bank" and "Security Instruments" contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

          "Administrative Agent" shall mean First Bank & Trust, successor-in-interest to First Bank Texas, N.A., acting in the manner and to the extent described in Article 9.


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                  "Debt Service Coverage Ratio" shall mean, as to Parent and its
         Subsidiaries on a consolidated basis, determined for the Fiscal Quarter ending on the most recent Quarterly Date as of the date of determination, the ratio of (a) the sum of (1) EBITDA plus (2) the applicable Cash Cushion Amount (if any) available for such Fiscal Quarter plus (3) all cash proceeds of loans made to Parent or its Subsidiaries by a shareholder of Parent (or an Affiliate of such shareholder) if all repayments of principal and interest with respect to such loans are subordinated to the prior payment in full of all Lender Indebtedness on terms acceptable to Administrative Agent and Lenders in their sole discretion plus (4) distributions actually received by Borrower from HRY during such Fiscal Quarter with respect to HRY's limited partnership interests and general partnership interests to (b) the sum of (1) scheduled principal payments on Funded Indebtedness plus (2) Interest Expense. The Debt Service Coverage Ratio shall be calculated substantially as set forth in the worksheet attached as Schedule 1 hereto.

                  "EBITDA" shall mean, as to any Person, for any period, without duplication, an amount equal to net income determined in accordance with GAAP (provided, that, for purposes of determining net income to derive Net Cash Flow for any period, leasing commissions shall be included in such determination when such commissions are actually received by such Person), plus, to the extent deducted from net income, Interest Expense, depreciation, other non-cash expenses, and income tax expenses; provided, that, (a) extraordinary gains or losses for any such period, including, but not limited to, gains or losses on the disposition of assets, and (b) the proceeds or amounts described in clauses (a)(2), (a)(3) and (a)(4) of the definition of Debt Service Coverage Ratio, shall not be included in EBITDA.

                  "Financing Documents" shall mean the Agreement, the Term Notes, the Security Instruments, the Cash Collateral Account Agreement, the First Amendment, the Second Amendment, and the other documents, instruments or agreements described in Article 3, together with any other document, instrument or agreement now or hereafter entered into in connection with the Term Loans, the Lender Indebtedness or the Collateral, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

                  "First Bank" shall mean First Bank & Trust, successor-in-interest to First Bank Texas, N.A., in its individual capacity and not as Administrative Agent.

                  "Security Instruments" shall mean the Pledge Agreements, the Cash Collateral Pledge Agreement, the Facility Guaranty, the Collateral Assignment of Intercompany Note and any and all other agreements or instruments now or hereafter executed and delivered by any Credit Party or any other Person as security for the payment or performance of the Lender Indebtedness, as any of the foregoing may be amended, modified or supplemented.

         1.2. "Additional Definitions". Section 1.1 of the Credit Agreement shall be amended to add the following definitions thereto in alphabetical order:



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          "Cash Collateral Account Agreement" shall mean the Cash Collateral
     Account Agreement executed by Parent, Borrower and Administrative Agent (for the benefit of Lenders), substantially in the form attached as Exhibit A to the Second Amendment, as modified, renewed, supplemented or amended from time to time, pursuant to which Parent will deposit the Collateral in the Cash Collateral Account (as each such term is defined therein).


          "Cash Cushion Amount" shall mean an aggregate amount of up to $1,500,000 evidencing the Shareholder Subordinated Advance, as such amount shall automatically reduce upon application of, and by an amount equal to, the proceeds of the Shareholder Subordinated Advance utilized by Borrower to satisfy the requirements of Section 7.1(b) of this Agreement for any of the four (4) Fiscal Quarters ending March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001. By way of example only, in the event $250,000 of the Cash Cushion Amount is utilized by Borrower to satisfy the Debt Service Coverage Ratio for the Fiscal Quarter ending March 31, 2001, such Cash Cushion Amount shall automatically be reduced to $1,250,000, which reduced amount will then be available (subject to further reduction) for utilization in the Fiscal Quarters ending June 30, 2001, September 30, 2001 and December 31, 2001 for satisfaction of the Debt Service Coverage Ratio for such Fiscal Quarters. Notwithstanding anything to the contrary contained herein, in no event will the aggregate Cash Cushion Amount exceed $1,500,000.

          "First Amendment" shall mean that certain First Amendment to Credit Agreement dated as of September 11, 2000, among Borrower, Parent, Administrative Agent and Lenders.

          "Second Amendment" shall mean that certain Second Amendment to Credit Agreement dated as of April 9, 2001, among Borrower, Parent, Administrative Agent and Lenders.

          "Shareholder Subordinated Advance" shall mean a one-time loan from Anthony Gumbineer to Borrower in an amount equal to $1,500,000 pursuant to, in accordance with, and to the extent permitted by Section 7.6(f).

     1.3. Amendment to Debt Service Coverage Ratio Covenant. Section 7.1(b) of the Credit Agreement shall be amended to read in full as follows:

          "(b) Permit the Debt Service Coverage Ratio at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2001, to be less than 1.30 to 1.00"

     Section 2. Conditions Precedent. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof shall be effective only upon, and are conditioned upon, the satisfaction of each of the following conditions precedent:



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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                               BORROWER:

                               HWG LLC

                               By: /s/ WILLIAM L. GUZZETI
                                   ---------------------------------------------
                               Name: William L. Guzzeti
                                     -------------------------------------------
                               Title: President
                                     -------------------------------------------


                               PARENT:

                               THE HALLWOOD GROUP
                               INCORPORATED

                               By: /s/ MELVIN J. MELLE
                                  ----------------------------------------------
                               Name: Melvin J. Melle
                                     -------------------------------------------
                               Title: Vice President
                                      ------------------------------------------


                                ADMINISTRATIVE AGENT AND
                                LENDERS:

                                FIRST BANK & TRUST
                                successor-in-interest to First Bank Texas, N.A., individually and as Administrative Agent


                                By: /s/ ALAN COTT
                                   ---------------------------------------------
                                   Alan Cott,
                                   Senior Vice President





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